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                                                                   EXHIBIT 10.32

                              CONSULTING AGREEMENT

     This Agreement is made as of January 27, 2000, by and between Neurotech Development Corporation, (the "Company"), a Delaware corporation with its principal offices at 45 Orchard Street, Manhasset, New York 11030 and Wellington Capital Corporation ("WCC"), a New York corporation, with its principal offices at 1719 Alexis Road, Merrick, New York 11566.

                                   WITNESSETH

     WHEREAS, the Company requires expertise in the area of investment banking to support its business and growth; and

     WHEREAS, WCC has substantial contacts among the members of the investment community, investment banking expertise, and desires to act as a consultant to provide investment banking and advisory services;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and subject specifically to the conditions hereof, and intending to be legally bound thereby, the parties agree as follows:

1. CERTAIN DEFINITIONS. When used in this Agreement, the following terms shall have the meanings set forth below:

    1.1.  "Affiliate" means any persons or entities controlled by a party.

    1.2. "Business Day" means any day except Saturday, Sunday and day which is designated in the State of New York as a legal holiday or a day on which banking institutions are legally required or authorized to close.

    1.3. "Contact Person" The person who shall be primarily responsible for carrying out the duties of the parties hereunder. The Company and WCC shall each appoint a Contact Person to be responsible for their respective duties. In the event that one party gives notice to the other party in writing that, in their reasonable opinion, the other party's Contact Person is not able to fulfill their duties and responsibilities hereunder, both parties shall mutually agree upon a replacement Contact Person within 10 days of the said notice.

    1.4.  "Securities" means the common stock, $.01 par value, of the Company.

2. SERVICES TO BE RENDERED BY WCC. WCC shall render the following services:

    2.1.  Financing Activities. Subject to the limitations set forth in Section
          2.7 hereof and elsewhere in this Agreement, WCC will use commercially reasonable efforts to introduce to the Company third parties, to obtain financing ("Financing") reasonably acceptable to the Company, for working capital and expansion.
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2.2.  Advice and Counsel. WCC will provide advice and counsel regarding the
      Company's strategic business and financial plans, strategy and negotiations with potential lenders/investors, merger/acquisition candidates, joint ventures, corporate partners and others involving financial and financially related transactions.

2.3. Introductions to the Securities Brokerage Community. WCC shall use its contacts in the brokerage community to assist the Company in establishing relationships with securities dealers in North America and Europe and to provide the most recent corporate information to interested securities dealers on a regular and continuous basis.

2.4. Market Intelligence. WCC will monitor and react to sensitive market information on a timely basis and provide advice, counsel and proprietary intelligence (including but not limited to information on price, volume and the identification of market-makers, buyers and sellers) to the Company in a timely fashion with respect to securities in which the Company has an interest. The Company understands that this information is available from other sources but acknowledges that WCC can provide it in a more timely fashion and with substantial value-added interpretation of such information. The foregoing notwithstanding, no information will be provided to the Company with respect to the activities of any other WCC customers or customer accounts without such customer's prior consent.

2.5 Company and/or Company Client Transaction Due Diligence. WCC will undertake due diligence on all proposed financial transactions affecting the Company, of which WCC is notified in writing in advance, including investigation and advice on the financial, valuation and stock price implications thereof.

2.6. Additional Duties. The Company and WCC shall mutually agree upon any additional duties which WCC may provide.

2.7. Devotion of Duties. WCC shall devote such time and effort to the affairs of the Company as is commercially reasonable and adequate to render the consulting services contemplated by this Agreement. WCC cannot guarantee results on behalf of the Company, but shall pursue all reasonable avenues available through its network of financial contacts. At such time as an interest is expressed by a third party in the Company's needs, WCC shall notify the Company and advise it as to the source of such interest and any terms and conditions of such interest. The acceptance and consummation of any transaction is subject to acceptance of the terms and conditions by the Company. It is understood that a portion of the compensation to be paid hereunder is being paid hereunder by the Company to have WCC remain available to assist it with transactions on an as-needed basis.

2.8. Services Excluded. The parties may specifically exclude certain services from the operation of this Agreement by written addendum hereto and acknowledge and agree that the following items are not intended to be included among the services to be

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              provided by WCC:

       2.8.1. WCC agrees that neither it or any affiliate or fund with which it is associated is or shall be a market-maker, dealer or underwriter of any of the Company's securities (but may be a placement agent by other "Selling Agreement" from time to time) in the Company's securities;

       2.8.2. Any payments made herein to WCC are not, and shall not be construed as, compensation to WCC for the purposes of making a market, to cover WCC out-of-pocket expenses for making a market, or for the submission by WCC of an application to make a market in any of the Company's securities;

       2.8.3. No payment made herein to WCC are for the purpose of affecting the price of any security or influencing any market-making functions, including but not limited to bid/ask quotations, initiation and termination of quotations, retail securities activities, or for the submission of any application to make a market.

       2.8.4. It is understood and agreed that in performing any of the services contemplated by this Agreement, WCC shall not be taken to be rendering any legal opinions or any work that is in the ordinary purview of a Certified Public Accountant or of a licensed NASD broker/dealer.

     2.9. Nothing herein shall limit or prevent WCC from directly or indirectly owning an interest in, lend money or render financial or other assistance to or participate in or be connected with, as a stockholder or otherwise, any entity or company, including but not limited to, entities or companies that conduct activities similar to the Company.

3. TERM. WCC agrees to provide the services described herein beginning on January 18, 2000 and continuing until January 18, 2001 (the "Term"), unless the Company terminates this Agreement prior to the expiration of the Term, which it may do at its sole discretion without cause (a "Terminating Event"); provided, however, that a Terminating Event will not relieve the Company of any of its obligations contemplated hereunder including, but not limited to, payment of the Issued Shares in accordance with this Agreement.

4. COMPENSATION TO WCC.

    4.1. Fees. Except as provided hereunder, as full and complete compensation for the services to be provided by WCC to the Company, the Company agrees to issue such number of Securities and options to purchase Securities to WCC as set forth in Schedule A annexed hereto and made a part hereof (the "Issued Shares"). The Company shall register for resale for WCC the Issued Shares not registered as of the date hereof, pursuant to the Registration Rights Agreement between the parties hereto set forth as Exhibit A annexed hereto.

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    4.2.  Expenses. The Company shall be responsible for all fees and expenses pertaining to the issuance, listing or registration of the Issued Shares, including, but not limited to, SEC and "Blue Sky" registration fees, transfer agent fees, escrow fees, NASD registration or exchange listing fees, all as further set forth in the Registration Rights Agreement.

    4.3. Additional Fees. In addition to the Compensation, the Company shall pay WCC a negotiated sum with respect to each successful Financing contemplated hereunder.

5. WCC'S REPRESENTATIONS AND WARRANTIES.

  WCC represents and warrants that:

    5.1. WCC Experience. WCC has the experience and expertise to evaluate an investment in the Securities.

    5.2. Investment Purpose. It is acquiring the Issued Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the "1933 Act"); provided, however, that by making the representations herein, WCC does not agree to hold any of the Issued Shares for any minimum or other specific term and reserves the right to dispose of the Issued Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

    5.3. Reliance on Exemptions. WCC understands that the Issued Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and WCC's compliance with, the representations, warranties, agreements, acknowledgments and understandings of WCC set forth herein in order to determine the availability of such exemptions and the eligibility of WCC to acquire the Issued Shares.

    5.4. Information. WCC and its advisors, if any, have been furnished with all public materials relating to the business, finances and operations of the Company and materials relating to issuance of the Issued Shares which have been requested by WCC. WCC acknowledges that it and such of its advisors as it considers relevant have been afforded full and sufficient opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by WCC or its advisors or its representatives shall modify, amend or affect WCC's right to rely on the completeness and accuracy of the materials provided to WCC by or on behalf of the Company with respect to the transactions contemplated hereby or on the Company's representations and warranties contained in this Agreement. WCC understands that its investment in the Issued Shares involves a high degree of risk.

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          WCC has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Issued Shares.

     5.5. No Governmental Review. WCC understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Issued Shares or the fairness or suitability of the investment in the Issued Shares nor have such authorities passed upon or endorsed the merits of the offering of the Issued Shares.

    5.6.  Transfer or Resale.

          (a) WCC understands that, except as otherwise provided in Schedule A or in the Registration Rights Agreement: (i) the Issued Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered pursuant to an effective registration statement under the 1933 Act, (B) WCC shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that the Issued Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, (C) WCC provides the Company with reasonable assurance that the Issued Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("RULE 144") or (D) such transferee or assignee is an Affiliate (as defined in Rule 144) of WCC.

          (b) Any sale of the Issued Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Issued Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

    5.7. Legend. The Company represents that the certificates or other instruments representing two million (2,000,000) of the Issued Shares have been registered under the 1933 Act, as amended, and may be sold, resold, transferred, pledged and/or assigned by WCC without any restrictions whatsoever. The parties agree that the certificates representing the balance of the Issued Shares have not been registered under the 1933 Act and except as set forth below or as contemplated by the Registration Rights Agreement, shall bear a restrictive legend in substantially the following form (and a stop-transfer order will be placed against transfer of such stock certificates):

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE

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          SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED
          FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

    5.8. The legend set forth above shall be removed and the Company shall issue a certificate without any legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in form acceptable to the Company, to the effect that a public sale, assignment or transfer of such Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that such Securities can be sold without restriction pursuant to Rule 144(k).

6. CERTAIN AGREEMENTS BY THE COMPANY

    6.1. Registration. The Company agrees to register the Issued Shares for resale in accordance with the terms of the Registration Rights Agreement attached hereto.

    6.2. Form D; Blue Sky Filings. The Company agrees to file a Form D with respect to the Issued Shares as required under Regulation D. The Company shall take such action and make such filings as the Company shall reasonably determine is necessary and as required by applicable law to qualify the Issued Shares under, or obtain exemption for the Issued Shares from, the applicable securities or "Blue Sky" laws of the states of the United States.

    6.3. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock needed to satisfy the Company's obligations under this Agreement.

    6.4. Listing. The Company shall use its best efforts to maintain the Securities' authorization for listing on the Bulletin Board or if applicable the Nasdaq SmallCap Market or any other market on which the Securities is then listed or traded. Neither the Company nor any of its subsidiaries shall take any action which may result in the delisting or suspension of the Securities on the Bulletin Board, Nasdaq SmallCap Market or on any market on which the Securities are then listed or traded (other than to switch listings from the Bulletin Board to a subsequent market). The Company

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          shall pay all fees and expenses in connection with satisfying its obligations under this Section.

7. INDEMNIFICATION. The Company agrees to indemnify and hold harmless WCC, its affiliates, and each of their respective officers, directors and employees against any and all liability, loss, and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or their property by reason of any act, neglect, default or omission, or any untrue or alleged untrue statement of a material fact, or any misrepresentation of any material fact or any breach of any representation, warranty or covenant of the Company or any of its agents, employees, or other representatives arising out of, or in relation to, this Agreement. All remedies provided by law or in equity shall be cumulative and not in the alternative.

8. COMPANY REPRESENTATIONS. The Company hereby represents, covenants and warrants to WCC as follows:

    8.1. Organization. Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Registration Rights Agreement and the Option Agreement, as defined in Schedule A (collectively, the "Related Agreements"), to issue and sell the Issued Shares and to carry out the provisions of this Agreement, the Related Agreements and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and authorized to do business and is good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary except for those jurisdictions in which failure to do so would not have a material adverse effect on the business, financial condition, properties or prospectus of the Company.

    8.2. Capitalization: Voting Rights. All issued and outstanding shares of the Company's capital stock (a) have been duly authorized and validly issued, (b) are fully paid and nonassessable and (c) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. When issued in compliance with the provisions of this Agreement, the Issued Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances, and will have the rights, preferences, privileges and restrictions stated in the Certificate of Incorporation of the Company, as amended, and the Related Agreements. The Securities underlying options to be issued hereunder have been duly and validly reserved for issuance.

    8.3. No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of

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          the charter or by-laws of the Company, or violate any term or provision of any other agreement or any statute or law.

    8.4. Consents. All consents required or necessary to the consummation of the transactions contemplated hereby, including, without limitation, consents from federal, state, or local governmental agencies and consents provided for under any credit agreement, material contract, lease or other agreement to which the Company is a party, have been obtained or will be obtained prior to the commencement of the Term.

    8.5. Company's Representations. All representations and statements provided about the Company to WCC are true and complete and accurate to the best of the Company's knowledge.

    8.6. Legal Representation. The Company has been represented or had every opportunity to be represented in the transactions contemplated herein by the law firm of its choice.

    8.7. DTC Reports. The Company shall provide WCC with copies of weekly DTC reports.

    8.8. Offering Valid. Assuming the accuracy of the representations and warranties of WCC contained in Section 5 hereof, the offer, sale and issue of the Issued Shares will be exempt from the registration requirements of the 1933 Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

9. CONFIDENTIALITY.

    9.1. Each party agrees to provide reasonable security measures to keep information confidential where release may be detrimental to the other party's interests. Each party shall require their respective employees, agents, affiliates, subsidiaries, other licensees, and others who will have access to the information through the other party, to first enter into appropriate non-disclosure agreements requiring the confidentiality contemplated by this Agreement for a reasonable time thereafter.

    9.2 WCC will not, during its engagement by the Company pursuant to this Agreement, disclose or use for its benefit, any confidential information, knowledge, or data of the Company in any way acquired or used by WCC during its engagement by the Company. Confidential information, knowledge or data of the Company shall not include any information which is or becomes generally available to the public other than as a result of a disclosure by WCC.

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10. MISCELLANEOUS PROVISIONS.

    10.1. Amendment and Modification. This Agreement and any part thereof may be amended, waived, modified or supplemented only by written Agreement of WCC and the Company.

    10.2. Strict Compliance. No waiver or failure to insist upon strict compliance with any obligation, covenant, agreement or condition under this Agreement shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

    10.3. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (iii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:00 p.m. (New York time); or (iv) upon receipt, when delivered by a reputable overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

     If to the Company:

          Neurotech Development Corporation
          45 Orchard Street
          Manhasset, NY 11030
          Telephone: 516-869-9663
          Facsimile: 516-869-9667
          Attention: Bernard Artz, Chairman and CFO

     If to WCC:

          Wellington Capital Corporation
          1719 Alexis Road
          Merrick, N.Y. 11566
          Telephone: 516-378-1099
          Attention: Marc Sharinn, President and/or Colm O. Wrynn, Sec./Treas.

    Each party shall provide five days' prior written notice to the other party of any change in address or telephone number.

    10.4. Contact Persons. The Contact Person for the Company is Bernard Artz, President. The Contact Person for WCC is Marc Sharinn, President and/or Colm O. Wrynn, Secretary/Treasurer.

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    10.5. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any right, interests or obligations hereunder shall be delegated or assigned by any of the parties hereto without the prior written consent of the other party; provided however, that WCC may assign this Agreement or any right, interests or obligation hereunder to an affiliate of WCC without the prior written consent of the Company.

    10.6. Publicity. Neither WCC nor the Company shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transaction contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency, except that the parties shall agree concerning the timing and content of such announcement before such announcement is made.

    10.7. Governing Law. This Agreement, the Related Agreements and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of law doctrine.

    10.8. Counterparts. This Agreement may be executed simultaneously in two or more counterparts or by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    10.9. Headings. The heading of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereto or affect in any way the meaning or interpretation of this Agreement.

   10.10. Entire Agreement. This Agreement, including any Exhibits hereto, and the other documents and certificates delivered pursuant to the terms hereto, set forth the entire Agreement and understanding of the parties hereto in respect of the subject matter contained herein, and superseded all prior Agreements, promise, covenants arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

   10.11. Attorneys' Fees and Costs. If any action is necessary to enforce and collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

   10.12. Survivability. If any part of this Agreement is found to be invalid or unenforceable, that part shall be severable from the remainder of this Agreement.

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    10.13.  Further Assurances. Each of the parties agrees that it shall from the time to time take such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

    10.14. Right to Data After Termination. After termination of this Agreement each party shall be entitled to the return of all copies of any and all information provided to the other prior to the date of termination and not previously returned to it.

    10.15. Relationship of the Parties. WCC is an independent contractor. Nothing contained in this Agreement shall be deemed to cause either party to become the partner, agent or legal representative of the other, nor create any fiduciary relationship or joint venture between them, except as otherwise expressly provided herein. It is not the intention of the parties to create nor shall this Agreement be construed to create any commercial relationship or other partnership. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided herein.

11. ARBITRATION. The parties hereby agree to waive their right to seek remedy in court, including their right to jury trial and to submit all disputes, controversies, or differences between the Company or WCC or anyone claiming through or under them including any of their respective officers, directors, agents or employees, arising out of, in connection with or as a result of this Agreement and the Related Agreements, to final and binding arbitration rather than through litigation.

     11.1. Any disputing party shall submit the dispute for resolution in New York, New York within five (5) days after receiving a written request to do so from any of the aforesaid parties.

     11.2. If any party to a dispute fails to submit the dispute to arbitration on request, then the requesting party may itself commence an arbitration proceeding, but is under no obligation to do so.

     11.3. If any party shall institute any court proceeding in an effort to resist arbitration and be unsuccessful in resisting arbitration or shall unsuccessfully contest the jurisdiction of the arbitration forum, the prevailing party shall be entitled to recover from the losing party its legal fees and any out-of-pocket expenses incurred in connection with the defense of such legal proceeding or its efforts to enforce its rights to arbitration as provided for herein.

     11.4. Any arbitration conducted hereunder shall be conducted by an arbitrator selected by the American Arbitration Association. Such arbitration shall be conducted pursuant to the commercial Arbitration Rules of the American Arbitration Association.

     11.5. The parties shall accept the decision of any award as being final and conclusive and agree to abide thereby.

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     11.6.  Any arbitration award shall be submitted to any state or federal court sitting in New York City, New York as a basis for judgement and execution for collection.

12. CALL OPTION. Under the circumstances and on the terms described below, WCC shall have the following rights:

     12.1. For a period of three (3) years from the date hereof, any of the Company's officers, insiders and directors (each, a "Control Person") executing this Agreement seeking to sell all or any part of such Control Persons' Securities held in his name or the name of an entity controlled by him, shall notify (the "Notice") WCC in writing at least fifteen (15) days prior to such sale and will afford to WCC an opportunity to purchase all or any part of such Securities (the "Call"), at a price per share equal to eighty percent (80%) of the average bid price of the Securities for the five days immediately prior to the date of the Call Notice (as hereinafter defined) on such market on which the Securities are then listed or traded.

     12.2. WCC shall exercise the Call by giving the Control Person against whom the Call is exercised written notice of such intent within ten
            (10) days after WCC's receipt of the Notice (the "Call Notice"). The closing of the purchase of the Securities subject to the Call shall be held at the offices of WCC no later than the thirtieth (30th) day after the Call Notice is deemed delivered under this Agreement, except upon the mutual agreement of the parties hereof.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                NEUROTECH DEVELOPMENT CORPORATION


                                By: /s/ Bernard Artz
                                   ---------------------------------------
                                   Bernard Artz, Chairman & CFO

                                WELLINGTON CAPITAL CORPORATION


                                By: /s/ Colm O. Wrynn/Marc A. Sharinn
                                   ---------------------------------------
                                   Colm O. Wrynn, Secretary/Treasurer
                                   Marc A. Sharinn, President

                                Solely for purposes of Section 12:

                                   /s/ Bernard Artz
                                   ---------------------------------------
                                   Bernard Artz, in his individual capacity

                                   /s/ Lawrence Artz
                                   ---------------------------------------
                                   Lawrence Artz, in his individual capacity


                                   ---------------------------------------
                                                , in his individual capacity


                                   ---------------------------------------
                                                , in his individual capacity


                                   ---------------------------------------
                                                , in his individual capacity

                                       13